Exhibit 10.5

Name:
Target Number of Leveraged Performance Units:
Date of Grant:
Performance Period End Date:

SURGERY PARTNERS, INC.
2015 OMNIBUS INCENTIVE PLAN

LEVERAGED PERFORMANCE UNIT AWARD AGREEMENT

This agreement (the “Agreement”) evidences a grant of Leveraged Performance Units (“LPUs”) by Surgery Partners, Inc. (the “Company”) to the undersigned (the “Grantee”) pursuant to and subject to the terms of the Surgery Partners, Inc. 2015 Omnibus Incentive Plan (as amended from time to time, the “Plan”).

1.                                      Grant of Leveraged Performance Units.  The Company grants to the Grantee on the date set forth above (the “Date of Grant”) a performance award (the “Award”) consisting of the target number of LPUs set forth above (the “Target Award”).  Each LPU represents the conditional right to receive, without payment but subject to the conditions and limitations set forth in this Agreement and in the Plan, one Share, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof; provided, however, that the number of LPUs subject to the Award (and the corresponding Shares) shall be subject to increase or decrease depending upon achievement of the performance objectives set forth in Exhibit A.  Such Award shall be a Performance Award as described in the Plan.

2.                                      Meaning of Certain Terms.  Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

3.                                      Earned Shares.

(a)                                 Generally.  Except as otherwise provided in this Section 3, the percentage of the Target Award that may be earned by the Grantee will be determined as of the Performance Period End Date in accordance with the performance objectives set forth on Exhibit A (the “Performance Objectives”), subject to the Administrator certifying, in its sole discretion, the achievement of the applicable performance goals.  The Shares that become earned in accordance with this Section 3 are known as “Earned Shares.” Earned Shares shall be subject to the vesting and forfeiture provisions set forth in this Agreement.

(b)                                 Effects of Certain Terminations of Employment During Performance Period. If the Grantee’s Employment is terminated for any reason other than as set forth in this Section 3(b) or Section 3(c) below, then the Award will immediately and automatically terminate and be forfeited upon such termination of Employment with no consideration due to the Grantee.

i)                 If, prior to the Performance Period End Date, the Grantee’s Employment is terminated due to death or Disability, then the Administrator shall determine the extent to which the Performance Objectives have been met as of the date of such termination of Employment (treating such termination date as the Performance Period End Date solely for purposes of determining the extent to which the Performance Objectives have been satisfied as of such date),  and shall determine the number of Earned Shares, if any; it being understood that if the Administrator determines that 0% of the Target Award has been earned, the entire Award shall terminate automatically and immediately.  The number of Earned Shares, if any, will be prorated by multiplying (i) the Earned Shares by (ii) a quotient, the numerator of which is the number of days elapsed between the Date of Grant and the Performance Period End Date and the denominator of which is the number of days in the Performance Period.  The Earned Shares received by the Grantee pursuant to this Section 3(b)(i), if any, shall be delivered in accordance with Section 4 and, for the avoidance of doubt, shall not be subject to the vesting conditions set forth in Section 5.

ii)              If, prior to the Performance Period End Date, the Grantee’s Employment is terminated by the Company without Cause or the Grantee resigns for Good Reason, then the Award shall not automatically terminate and be forfeited upon such termination of Employment but shall instead remain outstanding and eligible to become Earned Shares in accordance with the terms of Exhibit A; it being understood that if the Administrator determines that 0% of the Target Award has been earned, the entire Award shall terminate automatically and immediately.  The number of Earned Shares, if any, will be prorated based on the number of days that have elapsed in the Performance Period from the first day of the Performance Period to the date of such termination of Employment.  The Earned Shares received by the Grantee pursuant to this Section 3(b)(ii), if any, shall be delivered in accordance with Section 4 and, for the avoidance of doubt, shall not be subject to the vesting conditions set forth in Section 5.

(c)                                  Effect of a Change in Control During Performance Period.  If, prior to the Performance Period End Date, a Change in Control occurs, to the extent the LPUs are outstanding immediately prior to such Change in Control, the Administrator shall determine the extent to which the Performance Objectives have been met as of the date such Change of Control is consummated, treating the date of such Change of Control as the Performance Period End Date (solely for purposes of determining the extent to which the Performance Objectives have been met as of such date) and shall determine the number of Earned Shares.  The number of Earned Shares shall equal the greater of (i) 100% of the number of LPUs subject to the Target Award, or (ii) such higher amount as may be determined based on actual satisfaction of the Performance Objectives set forth on Exhibit A.  The Earned Shares delivered under this Section 3(c) shall continue to vest based solely on time and shall vest in accordance with Section 5, subject to Grantee’s continuous employment through the applicable vesting date (except as otherwise provided herein).

4.                                      Delivery of Earned Shares.  The Company shall, within fifteen (15) days following the date on which a determination by the Administrator as to the number of LPUs that have become Earned Shares, effect delivery of such Earned Shares to the Grantee (or, in the event of the Grantee’s death, to the Beneficiary).  No Shares will be issued pursuant to this Agreement unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.

5.                                      Vesting of Earned Shares. Unless earlier terminated, expired or forfeited, and subject to the Grantee remaining in continuous Employment through the applicable vesting dates set forth below, the Earned Shares shall vest as follows:

(a)           One third (1/3) of the total number of Earned Shares (rounded down to the nearest whole Share) shall vest on [•];

(b)           One third (1/3) of the total number of Earned Shares (rounded down to the nearest whole Share) shall vest on [•]; and

(c)           The remainder of the Earned Shares shall vest on [•].

6.                                      Effects of Certain Terminations of Employment on Earned Shares.  Subject to Section 5 above, and except as otherwise provided in this Section 6, upon termination of the Grantee’s Employment for any reason, any Earned Shares that are then outstanding and not yet vested will immediately be forfeited.  Notwithstanding anything contained herein to the contrary:

(a)                                 Upon termination of the Grantee’s Employment by the Company without Cause or by the Grantee for Good Reason, any Earned Shares that are then outstanding and not yet vested will continue to vest on the applicable vesting dates set forth in Section 5.  Notwithstanding anything contained in Section 9(c) herein to the contrary, the Company shall vest and retain a number of Earned Shares necessary to satisfy the minimum amount required to be withheld with respect to U.S. federal, state, local and non-U.S. taxes that become due in respect of the Earned Shares in connection with the Grantee’s termination of Employment under this Section 6(a), and the number of Earned Shares held by such Grantee will be reduced by such number.

(b)                                 Notwithstanding anything contained in this Section 6 to the contrary, upon termination of the Grantee’s Employment (1) by reason of the Grantee’s death or Disability, or (2) by the Company without Cause, or by the Grantee for Good Reason, in either case within ninety (90) days prior to or eighteen (18) months following a Change in Control, any Earned Shares that are then outstanding and not yet vested will automatically, and without any action on the part of the Grantee, become vested.

7.                                      Dividends; Other Rights.

(a)                                 The Award shall not be interpreted to bestow upon the Grantee any equity interest or ownership in the Company or any Affiliate prior to the date on which the Company delivers Shares to the Grantee (such date, the “Delivery Date”).  The Grantee is not entitled to vote any Shares by reason of the granting of the Award or to receive or be credited with any dividends declared and payable on any Share prior to the Delivery Date.  The Grantee shall have the rights of a shareholder only as to those Shares, if any, that are actually delivered under this Award.  The delivery of Shares subject to the Award that have been earned based on achievement of Performance Objectives is described in Exhibit A.

(b)                                 The Grantee shall be entitled to receive any and all dividends or other distributions paid with respect to those Shares of which the Grantee is the record owner on the record date for such dividend or other distribution; provided, however, that any property or cash (including, without limitation, any regular cash dividends) distributed with respect to a Share (the “associated share”) acquired hereunder, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, shall be subject to the restrictions of this Agreement in the same manner and for so long as the associated share remains subject to such restrictions, and shall be promptly forfeited if and when the associated share is so forfeited; and further provided, that the Administrator may require that any cash distribution with respect to the Shares be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.  Any cash amounts that would otherwise have been paid with respect to an associated share shall be accumulated and paid to the Grantee, without interest, only upon, or within thirty (30) days following, the date on which such associated share vests hereunder (the “Vesting Date”) and any other property distributable with respect to such associated share shall also vest on the Vesting Date.  References in this Agreement to the Shares shall refer, mutatis mutandis, to any such restricted rights to cash or restricted property described in this Section 7.

8.                                      Recovery of Compensation.

(a)                                 The Administrator may cancel, rescind, withhold or otherwise limit or restrict the Award at any time if the Grantee is not in compliance with all applicable provisions of this Agreement and the Plan.

(b)                                 This Award is subject to Section 6(a)(5) of the Plan.  By accepting the Award, the Grantee expressly acknowledges and agrees that in addition to the vesting and forfeiture provisions set forth in Exhibit A hereto, the Award (whether or not vested) is subject to forfeiture, and the Grantee and any permitted transferee will be obligated to return to the Company the value received with respect to the Award (including any gain realized on a subsequent sale or disposition of Shares) (i) upon or in connection with a breach by the Grantee of a non-competition, non-solicitation, confidentiality or similar covenant or agreement with the Company or its subsidiaries, (ii) in accordance with any clawback or similar policy maintained by the Company, as such policy may be amended and in effect from time to time, or (iii) as otherwise required by law or applicable stock exchange listing standards, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(c)                                  The Grantee hereby (i) appoints the Company as the attorney-in-fact of the undersigned to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any Shares that are unvested and forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested Shares hereunder, one or more stock powers, endorsed in blank, with respect to such Shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Shares that are forfeited hereunder.

9.                                      Certain Tax Matters.

(a)                                 The Grantee expressly acknowledges that, prior the Delivery Date, it is not possible to make a so-called “83(b) election” with respect to the Award because, prior to such time, the Award consists solely of an unfunded and unsecured promise by the Company to deliver Shares in the future, subject to the terms hereof.

(b)                                 The Grantee has been advised to confer promptly with a professional tax advisor to consider whether the Grantee should make a so-called “83(b) election” with respect to the Earned Shares following the Delivery Date.  Any such election, to be effective, must be made in accordance with applicable regulations and within thirty (30) days following the Delivery Date, and the Grantee must provide the Company with a copy of the 83(b) election prior to filing.  The Company has made no recommendation to the Grantee with respect to the advisability of making such an election.

(c)                                  By accepting this Award, the Grantee expressly acknowledges and agrees that the Grantee’s rights hereunder, including the right to be issued Shares upon the vesting or settlement of the Award (or any portion thereof), are subject to the Grantee’s promptly paying, or in respect of any later requirement of withholding being liable promptly to pay at such time as such withholding is due, to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion (including through the Company’s withholding of Shares, but not in excess of the minimum withholding required by law or such higher amount as determined by the Administrator to be consistent with treating the Award as an equity award for accounting purposes)), all amounts required to be withheld with respect to U.S. federal, state, local and non-U.S. taxes.  No Shares will be required to be transferred pursuant to the vesting and settlement of the Award (or any portion thereof) unless and until the Grantee or the person then holding the Award has remitted to the Company an amount in cash sufficient to satisfy any U.S. federal, state, local and non-U.S. requirements with respect to tax withholdings then due and has committed (and by holding this Award the Grantee shall be deemed to have committed) to pay in cash all tax withholdings required at any later time in respect of the transfer of such Shares, or has made other arrangements satisfactory to the Administrator with respect to such taxes.  The Grantee also authorizes the Company and its subsidiaries to withhold such amounts from any amounts otherwise owed to the Grantee, but nothing in this sentence shall be construed as relieving the Grantee of any liability for satisfying his or her obligations under the preceding provisions of this Section 9(c).

10.                               Section 162(m). The Award is intended to qualify as exempt performance-based compensation under Section 162(m).

11.                               Section 409A. The Award shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Section 409A or (ii) satisfies such requirements.

12.                               Nontransferability.  The Award may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

13.                               Effect on Employment or Service Rights.  Neither the grant of the Award, nor the delivery of Shares under the Award in accordance with the terms of the Agreement, shall give any right to be retained as an employee of, or other service provider to, the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline the Grantee at any time, or affect any right of the Grantee to terminate his or her Employment at any time.

14.                               Amendments.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing.

15.                               Governing Law.  This Agreement and all claims or disputes arising out of, or relating to, this Agreement will be governed by and construed in accordance with the domestic substantive laws of the State of Tennessee without giving effect to any choice- or conflict-of-laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

16.                               Provisions of the Plan.   This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the Date of Grant has been furnished or made available to the Grantee.  By accepting this Agreement, the Grantee agrees to be bound by the terms of the Plan and this Agreement.  In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

17.                               Definitions.  Initially capitalized terms not otherwise defined herein shall have the meanings provided in the Plan, and, as used herein, the following terms shall have the meanings set forth below:

“Beneficiary”: In the event of the Grantee’s death, the beneficiary named in the written designation (in form acceptable to the Administrator) most recently filed with the Administrator by the Grantee prior to the Grantee’s death and not subsequently revoked, or, if there is no such designated beneficiary the Grantee’s estate.  An effective beneficiary designation will be treated as having been revoked only upon receipt by the Administrator, prior to the Grantee’s death, of an instrument of revocation in form acceptable to the Administrator.

“Change in Control”:  The consummation, following the date of this Agreement, of (i) a sale or transfer (other than by way of merger or consolidation), of all or substantially all of the Company’s assets to any Person, (ii) any merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or Person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction, or (iii) the direct or indirect acquisition (including by way of a tender or exchange offer) by any Person, or Persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing more than 50% of the total voting power of the then-outstanding shares of capital stock of the Company; it being understood that the consummation of the transactions contemplated by the Stock Purchase Agreement, by and between certain selling entities, BCPE Seminole Holdings LP and the Company, dated May 9, 2017, the Securities Purchase Agreement, by and between BCPE Seminole Holdings LP and the Company, dated May 9, 2017 (collectively, the “Purchase Agreements), or any other transaction determined by the Board in its sole discretion to be similar to the transactions contemplated by the Purchase Agreements shall not constitute a “Change in Control” hereunder.

“Good Reason”:  If the Grantee is party to an employment or similar agreement that contains a definition of “Good Reason,” the definition set forth in such agreement will apply with respect to such Grantee hereunder.  If the Grantee is not party to such an agreement, “Good Reason” will mean (i) a requirement that the Grantee relocate to a location more than fifty (50) miles from the location where the Grantee is then providing services, (ii) a material reduction in Grantee’s base salary, unless a similar reduction is made across the board to similarly situated employees; or (iii) a material breach of any written agreement between the Company and the Grantee; provided, in each case, that the Grantee shall have given notice of such event or condition within a period not to exceed thirty (30) days of the initial existence of such event or condition and the Company shall not have remedied such event or condition within thirty (30) days after receipt of such notice.

“Person”:  An individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust or any other entity or organization, other than the Company or any Affiliate.

18.                               General.  For purposes of the Award and any determinations to be made by the Administrator hereunder, the determinations by the Administrator shall be binding upon the Grantee and any other person claiming rights to the Award.

[The remainder of this page is intentionally left blank]

By acceptance of the Award, the Grantee agrees to be subject to the terms of the Plan.  The Grantee further acknowledges and agrees that (i) the signature to this Agreement on behalf of the Company is an electronic signature that will be treated as an original signature for all purposes hereunder and (ii) such electronic signature will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Grantee.

Executed as of the     day of          , 2017.

Company:	SURGERY PARTNERS, INC.

By:
Name:
Title:

Grantee:

Address:

Exhibit A

Performance Objectives

[Performance Objectives To Be Inserted]